Exhibit 99.1

MORGANS HOTEL GROUP TO OPERATE LIFESTYLE HOTEL
AS PART OF BAHA MAR RESORT

- Continues to Expand Iconic Mondrian Brand -

New York, August 1, 2011 – Morgans Hotel Group Co. (NASDAQ: MHGC) (“MHG” or the “Company”) today announced that it has entered into a hotel management and residential licensing agreement for a 310-room Mondrian-branded hotel, to be the lifestyle hotel destination in the 1,000 acre destination resort metropolis, Baha Mar Resort, in Nassau, The Bahamas. This hotel is expected to represent the fifth Mondrian hotel in the expansion of the Company’s iconic brand.

Upon completion and opening of the hotel, MHG will operate Mondrian at Baha Mar pursuant to a 20-year management agreement. The hotel is scheduled to open in late 2014.

“We are excited to announce our involvement in the Baha Mar Resort and the further expansion of our Mondrian brand,” said Michael Gross, Chief Executive Officer of Morgans Hotel Group. “The fact that we were hand-selected to operate the lifestyle hotel within the Baha Mar Resort speaks volumes to the future growth potential of our Company and our unique brands. We believe this deal will allow Morgans to strengthen its brand portfolio while generating attractive management and branding fee returns.”

Mondrian at Baha Mar is expected to include 188 hotel keys, 122 Mondrian-branded residential keys, a spacious ocean view lobby, dedicated meeting and function space, multiple swimming pools and cabanas, fitness center and spa, several food and beverage outlets including two full service restaurants, lounge/club and pool offerings.

The Baha Mar Resort is being built on 1,000 acres featuring over a half mile of contiguous beachfront property at the heart of the revitalization of the famed “Bahamian Riviera” on New Providence Island. The destination resort will encompass six hotels along with an 18-hole Jack Nicklaus signature golf course; “Waterside Place”, a themed retail and dining experience; over 180,000 square feet of convention, conference and meeting space; and the largest casino in the Caribbean.

About Baha Mar
As the Caribbean’s largest single-phase hospitality investment in history, Baha Mar is an unprecedented resort development expected to make The Bahamas one of the premier tourist destinations in the world when it opens in late 2014. Shifting the sands of global tourism, Baha Mar’s groundbreaking in early 2011 represented a bold vision in an era of economic uncertainty. The first development of its size and magnitude in the Caribbean, the Baha Mar project will capture the true spirit of the region, and merges the most prestigious collection of hospitality brands in the world.

Revitalizing an area that was once was referred to as The Bahamian Riviera, Baha Mar is situated along a contiguous half-mile of white sand beaches and clear turquoise water. With a total value of $3.5 billion, the 1,000-acre resort destination is expected to bring hundreds of thousands of new vacationers and business travelers to The Bahamas each year, with its offerings of six resorts, the Caribbean’s largest casino, a Jack Nicklaus Signature Golf Course and world-class dining, shopping, entertainment and spas.

About Morgans Hotel Group
Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector.  Morgans Hotel Group operates Morgans, Royalton and Hudson in New York, Delano and Shore Club in South Beach, Mondrian in Los Angeles, South Beach and New York, Clift in San Francisco, Ames in Boston, Sanderson and St Martins Lane in London, and a hotel in Playa del Carmen, Mexico.  Morgans also owns, or has ownership interests in, several of these hotels. Morgans Hotel Group has other property transactions in various stages of completion including a Delano in Cabo San Lucas, Mexico, a Delano in Turkey, a Mondrian in Doha, Qatar and a hotel in New York to be branded with one of MHG’s existing brands. For more information please visit www.morganshotelgroup.com.

Forward-Looking and Cautionary Statements
This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs and prediction of certain future other events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate” “believe,” “project,” or other similar words or expressions. These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results or other future events to differ materially from those expressed in any forward-looking statement. Important risks and factors that could cause our actual results to differ materially from those expressed in any forward-looking statements include, but are not limited to economic, business, competitive market and regulatory conditions such as: a sustained downturn in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; continued tightness in the global credit markets; general volatility of the capital markets and our ability to access the capital markets; our ability to refinance our current outstanding debt and to repay outstanding debt as such debt matures; our ability to protect the value of our name, image and brands and our intellectual property; risks related to natural disasters, such as earthquakes, volcanoes and hurricanes; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; and other risk factors discussed in Morgans’ Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and other documents filed by Morgans with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and Morgans assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Press Contact:
Rich Szymanski
Morgans Hotel Group
T. 212.277.4188
E. richard.szymanski@morganshotelgroup.com